Exhibit 99.2

Retail Veteran Joins Pier 1 Imports Leadership Team as Head of Global Sourcing

FORT WORTH, Texas--(BUSINESS WIRE)--December 13, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today announced the appointment of William H. Savage, 54, to the newly created position of Executive Vice President of Global Sourcing, effective December 7, 2017.

“William brings 20 years of experience from highly-respected consumer brands and the leadership and technical expertise to elevate our sourcing operation,” said Alasdair James, President and Chief Executive Officer. “His diverse skill set and deep experience in both sourcing and home furnishings will be invaluable as we set our new strategic course for the Pier 1 Imports brand. Sourcing, supply chain and inventory management are among the critical elements of our future plans to drive efficiency and improve long-term profitability, and we look forward to William’s contributions.”

Mr. Savage comes to Pier 1 Imports with retail and sourcing experience spanning world class businesses in global markets, including Tesco, Walmart, Sears and Kingfisher. Most recently, Mr. Savage spent two years as President of the Home Division for Sears Holdings (NASDAQ:SHLD), where he was credited with driving sales and profit improvement, reducing expenses and lowering inventory levels. Previously, he was Executive Commercial Director for apparel, home, hardlines and electronics at Tesco PLC (LON:TSCO) in China, where he was responsible for sourcing, merchandising, brand development, and promotional and inventory planning. Prior to that, Mr. Savage was Executive Vice President & Chief Merchandising Officer, Retail, for Walmart (NYSE:WMT) India. Earlier in his career, he held senior leadership positions with Metro Cash & Carry International in Vietnam and Kingfisher PLC in China, Korea and the U.K. Mr. Savage holds a degree in retail strategy from Monash University in Brisbane, and an MBA from Middlesex University in London.

Mr. Savage will report to President and CEO, Alasdair James.

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures and its three-year strategic plan; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
Investor Relations Contact:
The Blueshirt Group
Christine Greany, 858-523-1732